N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Core Plus Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,370,308	0.4143		9,902,761	11.23
Class B		180,009   	0.3334		434,238		11.23
Class C		428,963   	0.3334		1,221,426	11.23
Class I		1,295,210	0.4414		2,745,286	11.23


Evergreen Diversified Income Builder Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		6,054,088	0.2411		26,793,535	5.46
Class B		753,817		0.2037		3,170,279	5.48
Class C		3,258,575	0.2033		17,072,950	5.47
Class I		3,938,319	0.2488		36,448,839	5.36


Evergreen High Income Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		24,421,838	0.2635		94,216,352	3.10
Class B		5,000,781	0.2424		17,426,807	3.10
Class C		8,301,271	0.2424		34,482,983	3.10
Class I		8,882,317	0.2706		30,208,797	3.10


Evergreen U.S. Government Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,772,366	0.2827		15,575,952	9.56
Class B		253,612		0.2116		1,018,762	9.56
Class C		365,328		0.2116		1,429,584	9.56
Class I		8,194,594	0.3063		13,330,722	9.56